PROMISSORY NOTE

|----------------------------------------------------------------------|
|Principal|Loan |Maturity|Loan No.|Call|Colla-|Account|Officer|Initials|
|         |Date |        |        |    |teral |       |       |        |
|$800,000.|06-25|06-25   |0500006024|  |      |       |EW     |        |
|         |-1997|-2002   |        |    |      |       |       |        |
|----------------------------------------------------------------------|
|References in the shaded area are for Lender's use only and do not | |limit the applicability of this document to any particular loan or |
|item.                                                                 |
|----------------------------------------------------------------------|

Borrower:  Blue Fish Clothing, Inc.    Lender:   CARNEGIE BANK, N.A.
           3 Sixth Street                        FLEMINGTON BRANCH
           Frenchtown, NJ  08825                 619 ALEXANDER ROAD
                                                 PRINCETON, NJ   08540
======================================================================


Principal Amount:  $800,000.00            Date of Note:  June 25, 1997

PROMISE TO PAY. Blue Fish Clothing, Inc. ("Borrower") promises to pay to CARNEGIE BANK, N.A. ("Lender"), or order, in lawful money of the United States of America, the principal amount of Eight Hundred Thousand & 00/100 Dollars ($800,000.00), together with interest on the unpaid principal balance from June 25, 1997, until paid in full, together with all applicable fees and expenses.

PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in accordance with the following payment schedule:

            12 consecutive monthly interest payments, beginning July 25, 1997,
   	with interest calculated on the unpaid principal balances at an
   	interest rate of 2.000 percentage points over the Index described
   	below; 1 principal payment of $50,000.00 on June 25, 1998, with
   	interest calculated on the unpaid principal balances at an interest
   	rate of 2.000 percentage points over the Index described below; 12
   	consecutive monthly interest payments, beginning July 25, 1998, with
   	interest calculated on the unpaid principal balances at an interest
   	rate of 2.000 percentage points over the Index described below; 1
   	principal payment of $50,000.00 on June 25, 1999, with interest
   	calculated on the unpaid principal balances at an interest rate of
   	2.000 percentage points over the Index described below; 12 consecutive
   	monthly interest payments, beginning July 25, 1999, with interest
   	calculated on the unpaid principal balances at an interest rate of
   	2.000 percentage points over the Index described below; 1 principal
   	payment of $50,000.00 on June 25, 2000, with interest calculated on
   	the unpaid principal balances at an interest rate of 2.000 percentage
   	points over the Index described below; 12 consecutive monthly interest
   	payments, beginning July 25, 2000, with interest calculated on the
   	unpaid principal balances at an interest rate of 2.000 percentage
   	points over the Index described below; 1 principal payment of
   	$50,000.00 on June 25, 2001, with interest calculated on the unpaid
   	principal balances at an interest rate of 2.000 percentage points over
   	the Index described below; 12 consecutive monthly interest payments,
   	beginning July 25, 2001 with interest calculated on the unpaid
   	principal balances at an interest rate of 2.000 percentage points over
   	the Index described below; and 1 principal payment of $600,000.00 on
   	June 25, 2002, with interest calculated on the unpaid principal
   	balances at an interest rate of 2.000 percentage points over the Index
   	described below.  This estimated final payment is based on the
   	assumption that all payments will be made exactly as scheduled and	that
        the Index does not change; the actual final payment will be for
   	all principal and accrued interest not yet paid, together with any
   	other unpaid amounts under this Note.

Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the CARNEGIE BANK 1 YR CD YIELD (the "Index"). ONE(1) YEAR CERTIFICATE OF DEPOSIT YIELD. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than ANNUALLY. The Index currently is 5.900% per annum. The interest rate or rates to be applied to the unpaid principal balance of this Note will be the rate or rates set forth above in the "Payment" section. NOTICE: - Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Notwithstanding the above provisions, the maximum increase or decrease in the interest rate at any one time on this loan will not exceed 2.000 percentage points. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (a) increase Borrower's payments to ensure Borrower's loan will pay off its original final maturity date, (b) increase Borrower's payments to cover accruing interest, (c) increase the number of Borrower's payments, and (d) continue Borrower's payments at the same amount and increase Borrower's final payment.

PREPAYMENT. Borrower may pay all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower making fewer payments.

LATE CHARGE. If a payment is 15 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment. This late charge shall be paid to Lender by Borrower for the purpose of defraying the expense incident to the handling of the delinquent payment.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property of Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of or levy on any of Borrower's accounts with Lender. (g) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note. (h) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

If any default, other than a default in payment, is curable and if Borrower has not been given a notice of breach of the same provisions of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default; (a) cures the default within fifteen (15) days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction) appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of New Jersey. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of HUNTERDON County, the State of New Jersey. This Note shall be governed by and construed in accordance with the laws of the State of New Jersey.

RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

COLLATERAL. This Note is secured by Carnegie Bank Certificate of Deposit #100019396.

DEFAULT INTEREST RATE. In the event of default, including failure to pay upon final maturity, Lender at its option, if permitted by applicable law, may increase the interest rate on the Loan, for a period beginning thirty (30) days after written notice of such default and ending upon the curing of said noticed default, one half of one percent (.50%) for the first thirty
(30) days of said default and increase an additional one half of one percent (.50%) during each thirty (30) day period thereafter during which the noticed default continues. Such default interest rates shall apply to the outstanding principal balance of the loan. Upon curing of the noticed default, the interest rate on the Loan shall revert to the initially agreed-upon interest rate effective on the date on which the default is cured.

REQUEST FOR FINANCIALS. Borrower and Guarantor(s) agree to provide signed financial statements and tax returns on an annual basis. Failure to provide updated financial statements and tax returns shall be considered as a default of the Note.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

Blue Fish Clothing, Inc.


By:_____________________________
   Jennifer P. Barclay, Chairman


ATTEST:

                                        (Corporate Seal)
________________________________
Secretary or Assistant Secretary


LENDER:

CARNEGIE BANK, N.A.


By:_____________________________
   Authorized Officer